Exhibit 8

                 SCHELL BRAY AYCOCK ABEL & LIVINGSTON P.L.L.C.
                        ATTORNEYS AND COUNSELLORS AT LAW
                          SUITE 1500 RENAISSANCE PLAZA
                              230 NORTH ELM STREET
                        GREENSBORO, NORTH CAROLINA 27401

BRAXTON SCHELL                                         MAILING ADDRESS
DORIS R. BRAY                                          P.O. BOX 21847
WILLIAM P. AYCOCK II                                   GREENSBORO, N.C. 27420
MICHAEL R. ABEL
PAUL H. LIVINGSTON, JR.
KENNETH N. SHELTON                                     TELEPHONE (910) 370-8800
THOMAS C. WATKINS             _______________, 1997
MARK T. CAIN                                           TELECOPIER (910) 370-8830
DAN T. BARKER, JR.
BARBARA R. CHRISTY                                     WRITER'S DIRECT DIAL
JOHN A. McLENDON, JR.                                    NUMBER
M. TODD JACKSON
PETER A. ZORN
GREGORY M. CHABON

COUNSEL
PAMELA D. DUNCAN
BRUCE H. CONNORS


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:      FNB Corp.
                  Registration Statement on Form S-4
                  Registration No. 33-_______

Gentlemen:

         We have represented FNB Corp., a North Carolina corporation with its principal office and place of business located in Asheboro, North Carolina (the "Corporation"), in connection with the proposed merger (the "Merger") of Home Savings Bank of Siler City, Inc., SSB, a North Carolina savings bank with its principal office and place of business located in Siler City, North Carolina ("Home Savings"), with and into First National Bank and Trust Company, a national banking corporation with its principal office and place of business located in Asheboro, North Carolina and a wholly owned subsidiary of the Corporation ("First National"), pursuant to the Agreement and Plan of Merger dated June 3, 1997 by and among Home Savings, the Corporation and First National (the "Agreement") as described in the Registration Statement on Form S-4 (the "Registration Statement") to be filed today with the Securities and Exchange Commission (the "Commission"). This opinion is delivered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined (i) the Agreement,
(ii) the Registration Statement, including the Prospectus/Proxy Statement contained therein (the "Prospectus/ Proxy Statement"), and (iii) such other documents as we have deemed necessary or appropriate to enable us to render the opinions below. For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or

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Securities and Exchange Commission
August ___, 1997



conformed copies, and the authenticity of the originals of such documents. In addition, we have relied on certain written representations and covenants of FNB and Home Savings.

         Based upon and subject to the foregoing, the discussion included in the Prospectus/Proxy Statement under the captions "Certain Federal Income Tax Consequences" and "Summary -- Certain Federal Income Tax Consequences," expresses our opinion as to the material federal income tax consequences applicable to holders of the common stock of Home Savings. You should be aware, however, that such discussion represents our conclusions as to the application of existing law to the Merger. There can be no assurance that the Internal Revenue Service will not take contrary positions.

         We hereby consent to the use of this opinion as Exhibit 8 of the Registration Statement relating to the offering referred to above, as filed with the Commission under the Act, and to any reference to this opinion and to our firm name under the heading "Opinions" in the Prospectus/ Proxy Statement. We do not, however, thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,


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